AGREEMENT AND PLAN OF MERGER

                                   DATED AS OF

                            ___________________, 2007

                                  BY AND AMONG

                             SUN RIVER ENERGY, INC.,

                             SRE Acquisition Corp.,

                                       AND

                          FEDERATED OK INVESTORS, INC.

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of ___________________, 2007 (this "Agreement"), by and among Sun River Energy, Inc., a Colorado corporation ("SNRV"), SRE Acquisition Corp., a Oklahoma corporation and wholly-owned subsidiary of SNRV ("Merger Sub"), and Federated OK Investors, Inc., an Oklahoma corporation ("FOKI").

         WHEREAS, the boards of directors of SNRV, Merger Sub and FOKI, respectively, have each approved, as being in the best interests of the respective corporations and their stockholders, the merger (the "Merger") of FOKI with and into Merger Sub, in accordance with the applicable provisions of the Colorado Business Corporation Act (the "CBCA") and the Oklahoma Business Corporations Code (the "OKBC");

         WHEREAS, pursuant to the Merger, each outstanding share of common stock, no par value, of FOKI ("FOKI Common Stock") shall, in accordance with the provisions of this Agreement, be converted into the number of shares of SNRV's common stock, no par value ("SNRV Common Stock"), equal to the Conversion Amount;

         WHEREAS, in connection with, the consummation of, the Merger; SNRV will pay to the shareholders of FOKI, for prorata distribution, the sum of $1,000,000 and SNRV will pay $250,000 for consulting fees, accounting and legal related to transaction to the designees set forth in schedules hereafter.

         WHEREAS, as a result of the Merger the stockholders of FOKI immediately after to the Effective Time (as defined in Section 1.01) will own shares, of SNRV Common Stock outstanding immediately after the Effective Time computed based upon the formula contained hereinafter on p.22;

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization under the provisions of
Section 368 of the Internal Revenue Code of 1986, as amended (the "Code");

         WHEREAS,   SNRV,   Merger   Sub  and  FOKI   desire  to  make   certain
representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

         WHEREAS, this Agreement is intended to set forth the terms upon which FOKI will merge with and into Merger Sub;

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties do hereby agree as follows:

ARTICLE I
                                   THE MERGER

SECTION 1.01.     Filing of Certificate of Merger; Effective Time

         Subject to the provisions of this Agreement, a certificate of merger in the forms approved by the parties hereto (the "Certificate of Merger") shall be duly prepared, executed and acknowledged in accordance with the CBCA and the OKBC and thereafter delivered to the Secretary of State of the State of Colorado for filing as provided in the CBCA and to the Secretary of State of the State of Oklahoma for filing as provided in the OKBC simultaneously with the Closing (as defined in Section 2.01). The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State and the State of Oklahoma for filing as provided in the OKBC, respectively (the "Effective Time").

SECTION 1.02.     Effects of the Merger.

(a) At the Effective Time and by virtue of the Merger, (i) the separate corporate existence of FOKI shall cease and FOKI shall be merged with and into Merger Sub, and Merger Sub shall be the surviving corporation (the "Surviving Corporation"); (ii) all of the issued and outstanding FOKI Common Stock shall be converted as provided in Section 1.03; (iii) the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation; and (iv) the by-laws of Merger Sub as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation.

(b) Without limiting the generality of the foregoing, and subject thereto and to any other applicable laws, at the Effective Time, all the properties, rights, privileges, powers and franchises of FOKI and Merger Sub shall vest in the Surviving Corporation, and, subject to the terms of this Agreement, all debts, liabilities, restrictions, disabilities and duties of FOKI and Merger Sub shall become the debts, liabilities, restrictions, disabilities and duties of the Surviving Corporation.

SECTION 1.03.     Conversion of Securities.

         As of the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof:

(a) Shares of FOKI Common Stock that are issued and outstanding immediately prior to the Effective Time, other than shares of FOKI Common Stock that are owned by shareholders who have not consented to the Merger and who have otherwise taken all of the steps required by the OKBC to properly exercise and perfect such shareholders' dissenters rights (such shares of FOKI Common Stock, the "Dissenting Shares") shall, except as set forth below, be converted into that number of shares of SNRV Common Stock equal to the Conversion Amount which is computed as set forth on p. 22. All such shares of FOKI Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing such shares of FOKI Common Stock shall cease to have any rights with respect thereto, except
(i) the right to receive the number of shares of SNRV Common Stock to be issued in consideration therefore upon surrender of such certificate in accordance with
Section 1.05, without interest, or (ii), in the case of Dissenting Shares, the right to receive the payment to which reference is made in Section 1.04(a). Notwithstanding the foregoing, any FOKI Stockholders (each, a "Non-Certifying FOKI Stockholder") who fail to provide to FOKI prior to the Effective Time either (i) the appropriate certifications and/or questionnaires that such FOKI Stockholder is an "accredited investor" as such term is defined in Rule 502 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), as determined by the Surviving Corporation and its counsel, or (ii) an executed Purchaser Representative Agreement appointing a "purchaser representative" (as such term is defined in Rule 501(h) of Regulation D promulgated under the Securities Act), then such Non-Certifying FOKI Stockholder(s) shall not be entitled to receive shares of SNRV Common Stock pursuant to this Section 1.03(a) and in lieu thereof, shall receive cash in amount equal to the number of shares of SNRV Common Stock such FOKI Stockholder would have received in the Merger multiplied by a price per share of SNRV Common Stock equal to $0.01. In addition, no fractional shares shall be issued and in the event a FOKI Stockholder is entitled to receive a fractional share, then the number of shares to be issued to such FOKI Stockholder shall be rounded up to the nearest whole share; and

SECTION 1.04.     Dissenting Shares.

(a) As promptly as practicable but in no event later than the 11th calendar day following approval of this Agreement by the shareholders of FOKI, FOKI will mail to every shareholder of record of FOKI that did not consent to the approval of this Agreement, notice of the fact and date of the approval of this Agreement and the Merger in accordance with the OKBC and that the shareholder may exercise the shareholder's right to dissent from the Merger in accordance with the OKBC. The notice shall be accompanied by a copy of the OKBC, a copy of this Agreement, and such additional information and materials as the Surviving Corporation or SNRV may elect to provide.

(b) Any holder of shares of FOKI Common Stock who perfects such holder's rights of dissent and appraisal in accordance with and as contemplated by the OKBC shall not receive payment pursuant to Section 1.03 but shall instead be entitled to receive from SNRV, the fair value of such shares in cash as determined pursuant to such provision of the OKBC; provided, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of the OKBC and surrendered to SNRV the certificate or certificates representing the shares for which payment is being made. In the event that a dissenting shareholder of FOKI fails to perfect, or effectively withdraws or loses, such holder's right to dissent and receive payment for such holder's shares, SNRV shall issue and deliver the consideration to which such holder of shares of SNRV Common Stock is entitled under this
Article I (without interest) upon surrender by such holder of the certificate or certificates representing the shares of FOKI Common Stock held by such holder.

(c) FOKI shall give SNRV prompt notice of any written demands for appraisal or payment for shares of FOKI Common Stock received by it, attempted withdrawals of such demands and any other instruments served pursuant to applicable law that are received by FOKI with respect to shareholders' rights to dissent. FOKI shall not, without the prior written consent of SNRV, voluntarily make any payment with respect to, or settle or offer to settle, any such demands.

(d) SNRV shall control all negotiations and proceedings with respect to any demands for dissenter's rights. SNRV shall promptly pay to any dissenting shareholder any and all amounts due and owing to such holder as a result of any settlement or final determination by any court of competent jurisdiction with respect to such demands.

SECTION 1.05.     Exchange Procedures.

(a) As soon as practicable after the Effective Time, SNRV shall mail to each FOKI Stockholder a letter of transmittal and instructions for use in effecting the surrender of certificates representing shares of FOKI Common Stock outstanding immediately prior to the Effective Time (the "Certificates") in appropriate and customary form with such provisions as the board of directors of SNRV after the Merger may reasonably specify. Upon surrender of a Certificate for cancellation to SNRV, together with such letter of transmittal, duly and properly executed, the holder of such Certificate shall be entitled to receive in exchange therefore a certificate representing that number of shares of SNRV Common Stock as is equal to the product of the number of shares of FOKI Common Stock represented by the certificate multiplied by the Conversion Amount, together with any dividends and other distributions payable as provided in
Section 1.06 hereof, and the Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.05, each Certificate shall, at and after the Effective Time, be deemed to represent only the right to receive, upon surrender of such Certificate, SNRV Common Stock as contemplated by this Section 1.05, together with any dividends and other distributions payable as provided in
Section 1.06 hereof, and the holders thereof shall have no rights whatsoever as stockholders of SNRV. Shares of SNRV Common Stock issued in the Merger shall be issued, and be deemed to be outstanding, as of the Effective Time. SNRV shall cause all such shares of SNRV Common Stock issued pursuant to the Merger to be duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights.

(b) If any certificate representing shares of SNRV Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefore is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for such shares of SNRV Common Stock in a name other than that of the registered holder of the Certificate so surrendered.

(c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and upon the posting by such person of a bond in such amount as SNRV may reasonably direct as an indemnity against any claim that may be made against it with respect to such Certificate, SNRV will issue in respect of such lost, stolen or destroyed Certificate one or more certificates representing shares of SNRV Common Stock as contemplated by this Section 1.05 and such person shall be entitled to the dividend and other distribution rights provided in Section 1.06 hereof.

(d) If any Certificates shall not have been surrendered prior to three years after the Effective Time (or immediately prior to such earlier date on which any payment in respect hereof would otherwise escheat or become the property of any governmental unit or agency), the payment in respect of such Certificates shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interests of any person previously entitled thereto.

(e) SNRV shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of a Certificate surrendered for shares of SNRV Common Stock (and dividends or distributions with respect to SNRV Common Stock as contemplated by Section 1.06 hereof) such amount as SNRV is required to deduct and withhold with respect to the making of such payment under the Code, or provisions of any state, local or foreign tax law. To the extent that amounts are so deducted and withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of such Certificate.

SECTION 1.06.     Dividends and Distributions.

         No dividends or other distributions declared or made with respect to SNRV Common Stock with a record date on or after the Effective Time shall be paid to the holder of a Certificate entitled by reason of the Merger to receive certificates representing SNRV Common Stock until such holder surrenders such Certificate as provided in Section 1.05 hereof. Upon such surrender, there shall be paid by SNRV to the person in whose name certificates representing shares of SNRV Common Stock shall be issued pursuant to the terms of this Article I (i) at the time of the surrender of such Certificate, the amount of any dividends and other distributions theretofore paid with respect to that number of whole shares of such SNRV Common Stock represented by such surrendered Certificate pursuant to the terms of this Article I, which dividends or other distributions had a record date on or after the Effective Time and a payment date prior to such surrender and (ii) at the appropriate payment date, the amount of dividends and other distributions payable with respect to that number of whole shares of SNRV Common Stock represented by such surrendered Certificate pursuant to the terms of this Article I, which dividends or other distributions have a record date on or after the Effective Time and a payment date subsequent to such surrender.

SECTION 1.07.     No Liability.

         Neither SNRV nor FOKI shall be liable to any holder of shares of FOKI Common Stock or SNRV Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

ARTICLE II
                                   THE CLOSING

SECTION 2.01.     Closing.

         Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article VIII, and subject to the satisfaction or waiver of the conditions set forth in Article VII, the closing of the Merger (the "Closing") shall take place as soon as reasonably practicable (but in no event on written notice of less than two (2) business days) after all of the conditions set forth in Article VII are satisfied or, to the extent permitted thereunder, waived, at the offices of SNRV or at such other time and place as may be agreed to in writing by the parties hereto (the date of such Closing being referred to herein as the "Closing Date"). It is specifically understood and agreed that the closing hereunder is subject to SNRV obtaining financing to pay the sum of $1,250,000 required to complete the purchase hereunder.

ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF SNRV

         Except as set forth in the applicable section of the disclosure schedule delivered by SNRV to FOKI prior to the execution of this Agreement (the "SNRV Disclosure Schedule"), SNRV represents and warrants to FOKI as follows:

SECTION 3.01.     Organization of SNRV and Merger Sub; Authority.

         SNRV is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma. Each of SNRV and Merger sub has all requisite corporate power and corporate authority to enter into the Transaction Documents to which it is a party, to consummate the transactions contemplated hereby and thereby, to own, lease and operate its properties and to conduct its business. Subject to the receipt of stockholder approval, the execution, delivery and performance by each of SNRV and Merger Sub of the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of SNRV and Merger Sub, including, without limitation the approval of the board of directors of SNRV. The Transaction Documents have been duly executed and delivered by each of SNRV and Merger Sub and, assuming that the Transaction Documents constitute a valid and binding obligation of the other parties thereto, constitute a valid and binding obligation of each of SNRV and Merger Sub, enforceable against SNRV and Merger Sub in accordance with its terms. Each of SNRV and Merger Sub is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to obtain such qualification or license would not, individually or in the aggregate, have a SNRV Material Adverse Effect. SNRV has heretofore delivered or made available to FOKI complete and correct copies of the certificate of incorporation and by-laws of SNRV and Merger Sub, the minute books and stock transfer records of SNRV and Merger Sub, as in effect as of the date of this Agreement. Neither SNRV nor Merger Sub is in violation of its organizational documents.

SECTION 3.02.     Capitalization.

         The authorized capital stock of SNRV consists of 100,000,000 shares of SNRV Common Stock, $0.0001 par value, of which approximately 15,500,000 shares are outstanding on the date hereof including authorized shares. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, of which 1,000 shares are issued and outstanding on the date hereof. Parties acknowledge that SNRV will issue more common shares during pendency of the contract for cash, assets, services, financing, without limitation. No other shares of any other class or series of SNRV Common Stock or securities exercisable or convertible into or exchangeable for SNRV Common Stock ("SNRV Common Stock Equivalents") are authorized, issued or outstanding. The outstanding shares of SNRV Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of, and are not subject to, any preemptive, subscription or similar rights. To SNRV's knowledge, none of the outstanding shares of SNRV Common Stock was issued in violation of any Law, including without limitation, federal and state securities laws. There are outstanding warrants, options, subscriptions, calls, rights, agreements, convertible or exchangeable securities or other commitments or arrangements relating to the issuance, sale, purchase, return or redemption, whether issued or unissued, of SNRV Common Stock. On the Closing Date, the shares of SNRV Common Stock for which shares of FOKI Common Stock shall be exchanged in the Merger will have been duly authorized and, when issued and delivered in accordance with this Agreement, such shares of SNRV Common Stock, will be validly issued, fully paid and nonassessable.

SECTION 3.03.     No Violation; Consents and Approvals.

         The execution and delivery by SNRV of the Transaction Documents does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not, conflict with or result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, (a) the terms and conditions or provisions of the certificate of incorporation or by-laws of SNRV or any SNRV Subsidiary, (b) any Law applicable to SNRV or any SNRV Subsidiary or the property or assets of SNRV or any SNRV Subsidiary, or (c) give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Lien upon any of the properties of SNRV or any SNRV Subsidiary under any Contract to which SNRV or any SNRV Subsidiary is a party or by which SNRV or any SNRV Subsidiary or any assets of SNRV or any SNRV Subsidiary may be bound, except, in the case of clauses (b) and (c), for such conflicts, violations or defaults which are set forth in Section 3.04 of the SNRV Disclosure Schedule and as to which requisite waivers or consents will have been obtained prior to the Closing or which, individually or in the aggregate, would not have a SNRV Material Adverse Effect. No Governmental Approval is required to be obtained or made by or with respect to SNRV or any SNRV Subsidiary in connection with the execution and delivery of this Agreement or the consummation by SNRV of the transactions contemplated hereby.

SECTION 3.04.     Litigation; Compliance with Laws.

(a) There are: (i) no claims, actions, suits, investigations or proceedings pending or, to the knowledge of SNRV, threatened against, relating to or affecting SNRV or the SNRV Subsidiaries, the business, the assets, or any employee, officer, director, stockholder, or independent contractor of SNRV or the SNRV Subsidiaries in their capacities as such, and (ii) no orders of any Governmental Entity or arbitrator outstanding against SNRV or the SNRV
Subsidiaries, the business, the assets, or any employee, officer, director, stockholder, or independent contractor of SNRV or the SNRV Subsidiaries in their capacities as such, or that could prevent or enjoin, or delay in any respect, consummation of the transactions contemplated hereby. Section 3.12 of the SNRV Disclosure Schedule includes a description of all pending or threatened claims, actions, suits, investigations or proceedings involving SNRV or the SNRV Subsidiaries, the business, the assets, or any employee, officer, director, stockholder or independent contractor of SNRV or the SNRV Subsidiaries in their capacities as such.

(b) SNRV and the SNRV Subsidiaries have complied and are in compliance in all material respects with all Laws applicable to SNRV, any Subsidiary of SNRV, its business or its assets. Neither SNRV nor the SNRV Subsidiaries has received notice from any Governmental Entity or other Person of any material violation of Law applicable to SNRV, any of the SNRV Subsidiaries, their business or their assets. SNRV and the SNRV Subsidiaries have obtained and hold all required Licenses (all of which are in full force and effect) from all Government Entities applicable to SNRV, the SNRV Subsidiaries, their business or their assets. No violations are or have been recorded in respect of any such License and no proceeding is pending, or, to the knowledge of SNRV, threatened to revoke or limit any such License.

ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF FOKI

         Except as set forth in the applicable section of the disclosure schedule delivered by FOKI to SNRV prior to the execution of this Agreement (the "FOKI Disclosure Schedule"), FOKI represents and warrants to SNRV as follows:

SECTION 4.01.     Organization of FOKI; Authority.

         FOKI is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma and has all requisite corporate power and corporate authority to enter into the Transaction Documents, to consummate the transactions contemplated hereby and thereby, to own, lease and operate its properties and to conduct its business. Subject to the receipt of stockholder approval by FOKI, the execution, delivery and performance by FOKI of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of FOKI, including, without limitation, the approval of the board of directors of FOKI. The Transaction Documents have been duly executed and delivered by FOKI and, assuming that the Transaction Documents constitute a valid and binding obligation of SNRV and Merger Sub, constitute a valid and binding obligation of FOKI. FOKI is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to obtain such qualification or license would not, individually or in the aggregate, have a FOKI Material Adverse Effect. FOKI has heretofore delivered or made available to SNRV complete and correct copies of the articles of incorporation and by-laws of FOKI, the minute books and stock transfer records of FOKI, as in effect as of the date of this Agreement. FOKI is not in violation of its organizational documents.

SECTION 4.02.     Capitalization.

(a) The authorized and outstanding capital stock of FOKI is set forth in Section 4.02(a) of the FOKI Disclosure Schedule ( the "FOKI Capital Stock"). All of the outstanding shares of the FOKI Capital Stock are validly issued, fully paid and non-assessable. To FOKI's knowledge, none of the outstanding shares of FOKI Capital Stock or other securities of FOKI was issued in violation of any Law, including, without limitation, state and federal securities laws. There are no Liens on or with respect to any outstanding shares of FOKI Capital Stock.

(b) There are no outstanding: (i) securities convertible into or exchangeable for FOKI Capital Stock; (ii) options, warrants or other rights to purchase or subscribe for FOKI Capital Stock; or (iii) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any FOKI Capital Stock, any such convertible or exchangeable securities or any such options, warrants or rights. There is no outstanding right, option or other agreement of any kind to purchase or otherwise to receive from FOKI, or any stockholder of FOKI, any ownership interest in FOKI, and there is no outstanding right or security of any kind convertible into such ownership interest. To FOKI's knowledge, there are no voting trusts, proxies or other similar agreements or understandings with respect to the shares of FOKI Capital Stock. There are no obligations, contingent or otherwise, of FOKI to repurchase, redeem or otherwise acquire any shares of FOKI Capital Stock or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person. There are no accrued and unpaid dividends with respect to any outstanding shares of FOKI Capital Stock.

SECTION 4.03.     No Violation; Consents and Approvals.

         The execution and delivery by FOKI of the Transaction Documents does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not conflict with, or result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, (a) the terms and conditions or provisions of the articles of incorporation or by-laws of FOKI, (b) any Laws applicable to FOKI or the property or assets of FOKI, or (c) give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Lien upon any of the properties of FOKI under, any Contracts to which FOKI is a party or by which FOKI or any of its assets may be bound, except, in the case of clauses (b) and (c), for such conflicts, violations or defaults as to which requisite waivers or consents will have been obtained prior to the Closing or which, individually or in the aggregate, would not have an FOKI Material Adverse Effect. Except as set forth in Section 4.04 of the FOKI Disclosure Schedule, no Governmental Approval is required to be obtained or made by or with respect to FOKI or any FOKI Subsidiary in connection with the execution and delivery of this Agreement or the consummation by FOKI of the transactions contemplated hereby, except where the failure to obtain such Governmental Approval would not, individually or in the aggregate, have an FOKI Material Adverse Effect.

SECTION 4.04.     Litigation; Compliance with Laws.

(a) Except as would not have a FOKI Material Adverse Effect, there are: (i) no claims, actions, suits, investigations or proceedings pending or, to the knowledge of FOKI, threatened against, relating to or affecting FOKI, its business, its assets, or any employee, officer, director, stockholder, or independent contractor of FOKI in their capacities as such, and (ii) no orders of any Governmental Entity or arbitrator are outstanding against FOKI, its business, its assets, or any employee, officer, director, stockholder, or independent contractor of FOKI in their capacities as such, or that could prevent or enjoin, or delay in any respect, consummation of the transactions contemplated hereby. Section 4.04 of the FOKI Disclosure Schedule includes a description of all claims, actions, suits, investigations or proceedings involving FOKI, its business, its assets, or any employee, officer, director, stockholder or independent contractor of FOKI in their capacities as such.

(b) Except as would not have an FOKI Material Adverse Effect, FOKI has complied and is in compliance in all material respects with all Laws applicable to FOKI, its business or its assets. FOKI has not received notice from any Governmental Entity or other Person of any material violation of Law applicable to it, its business or its assets. FOKI has obtained and holds all required Licenses (all of which are in full force and effect) from all Government Entities applicable to it, its business or its assets. No violations are or have been recorded in respect of any such License and no proceeding is pending, or, to the knowledge of FOKI threatened to revoke or limit any such License.

ARTICLE V
                        COVENANTS RELATING TO CONDUCT OF
                           BUSINESS PENDING THE MERGER

SECTION 5.01.     Conduct of the Business Pending the Merger.

(a) During the period from the date of this Agreement and continuing until the Effective Time, SNRV agrees as to itself and the SNRV Subsidiaries, that SNRV shall not, and shall cause the SNRV Subsidiaries not to, engage in any business whatsoever other than in connection with the consummation of the transactions contemplated by this Agreement, and shall use commercially reasonable efforts to preserve intact its business and assets, maintain its assets in good operating condition and repair (ordinary wear and tear excepted), retain the services of its officers, employees and independent contractors and use reasonable commercial efforts to keep in full force and effect liability insurance and bonds comparable in amount and scope of coverage to that currently maintained with respect to its business, unless, in any case, FOKI consents otherwise in writing.

(b) During the period from the date of this Agreement and continuing until the Effective Time, FOKI agrees that, other than in connection with the consummation of the transactions contemplated hereby, it shall carry on its business only in the ordinary course of business consistent with past practice, use commercially reasonable efforts to preserve intact its business and assets and use reasonable commercial efforts to keep in full force and effect liability insurance and bonds comparable in amount and scope of coverage to that currently maintained with respect to its business, unless, in any case, SNRV consents otherwise in writing; provided that FOKI may take any and all of the actions listed in
Schedule 5.01(b) of the FOKI Disclosure Schedules at any time prior to or after the date of this Agreement without the consent of SNRV.

(c) During the period from the date of this Agreement and continuing until the Effective Time, each of FOKI and SNRV agrees as to itself and, with respect to SNRV, the SNRV Subsidiaries, respectively, that except as expressly contemplated or permitted by this Agreement, as disclosed in Section 5.01(c) of the FOKI Disclosure Schedule or the SNRV Disclosure Schedule, as applicable, or to the extent that the other party shall otherwise consent in writing:

(i) It shall promptly advise the other party hereto in writing of any change in the condition (financial or otherwise), operations or properties, businesses or business prospects of such party or any of its subsidiaries which would result in a SNRV Material Adverse Effect or FOKI Material Adverse Effect, as the case may be.

SECTION 5.02.     No Action.

         During the period from the date of this Agreement and continuing until the Effective Time, each of FOKI and SNRV agrees as to itself and, with respect to SNRV, the SNRV Subsidiaries, respectively, that it shall not, and SNRV shall not permit any of the SNRV Subsidiaries to, take or agree or commit to take any action, (i) that is reasonably likely to make any of its representations or warranties hereunder inaccurate; or (ii) that is prohibited pursuant to the provisions of this Article V.

ARTICLE VI
                              ADDITIONAL AGREEMENTS

SECTION 6.01.     Preparation of Notice to FOKI Stockholders.

         If required by statute, FOKI agrees that as promptly as practicable following the date of this Agreement it shall prepare a notice to stockholders describing the Merger (the "FOKI Notice"). FOKI shall use commercially reasonable efforts to cause the FOKI Notice to be mailed to its stockholders at the earliest practicable date following such filing.

SECTION 6.02.     Access to Information.

         From  the  date  hereof  until  the  Effective   Time  or  the  earlier
termination of this Agreement, each party shall give the other party and its respective counsel, accountants, representatives and agents full access, upon reasonable notice and during normal business hours, to such party's facilities and the financial, legal, accounting and other representatives of such party with knowledge of the business and the assets of such party and, upon reasonable notice, shall be furnished all relevant documents, records and other information concerning the business, finances and properties of such party and its subsidiaries that the other party and its respective counsel, accountants, representatives and agents, may reasonably request. No investigation pursuant to this Section 6.02 shall affect or be deemed to modify any of the representations or warranties hereunder or the condition to the obligations of the parties to consummate the Merger; it being understood that the investigation will be made for the purposes among others of the board of directors of each party determining in its good faith reasonable business judgment the accuracy of the representations and warranties of the other party. In the event of the termination of this Agreement, each party, if so requested by the other party, will return or destroy promptly every document furnished to it by or on behalf of the other party in connection with the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, and any copies thereof (except for copies of documents publicly available) which may have been made, and will use reasonable efforts to cause its representatives and any representatives of financial institutions and investors and others to whom such documents were furnished promptly to return or destroy such documents and any copies thereof any of them may have made.

SECTION 6.03.     No Shop; Acquisition Proposals.

         From  the  date  hereof  until  the  Effective   Time  or  the  earlier
termination of this Agreement, neither FOKI nor SNRV shall, nor shall they authorize or permit any of their respective officers, directors or employees or Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by it to, solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Takeover Proposal (as hereinafter defined), or negotiate with respect to, agree to or endorse any Takeover Proposal (except in any case if the board of directors or special committee of SNRV or FOKI, as the case may be, determines in good faith, based upon the written opinion of its outside legal counsel, that the failure to do so would constitute a breach of the fiduciary duties of the SNRV' or FOKI's board of directors or special committee, as the case may be, to its stockholders under applicable law). FOKI shall promptly advise SNRV and SNRV shall promptly advise FOKI, as the case may be, orally and in writing of any such inquiries or proposals and shall also promptly advise SNRV or FOKI, as the case may be, of any developments or changes regarding such inquiries or proposals. FOKI and SNRV shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons (other than FOKI, SNRV and Merger Sub) conducted heretofore with respect to any Takeover Proposal. FOKI and SNRV agree not to release (by waiver or otherwise) any third party from the provisions of any confidentiality or standstill agreement to which FOKI or SNRV is a party.

SECTION 6.04.     Legal Conditions to Merger; Reasonable Efforts.

         Each of FOKI, SNRV and Merger Sub shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Merger and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Merger. Each of FOKI, SNRV and Merger Sub will, and SNRV will cause the SNRV Subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by FOKI, SNRV or any of the SNRV Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

SECTION 6.05.     Certain Filings.

         Each party shall cooperate with the other in (a) connection with the preparation of an 8-K, (b) determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (c) seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the 8-K and seeking timely to obtain any such actions, consents, approvals or waivers. Each party shall consult with the other in connection with the foregoing and shall use all reasonable commercial efforts to take any steps as may be necessary in order to obtain any consents, approvals, permits or authorizations required in connection with the Merger.

SECTION 6.06.     Public Announcements and Filings.

         Each party shall give the other a reasonable opportunity to comment upon, and, unless disclosure is required, in the opinion of counsel, by applicable law, approve (which approval shall not be unreasonably withheld), all press releases or other public communications of any sort relating to this Agreement or the transactions contemplated hereby.

SECTION 6.07.     Tax Treatment.

         SNRV and FOKI shall each report the Merger as a tax-free reorganization except for "boot" received and shall not take, and shall use commercially reasonable efforts to prevent any of their respective Subsidiaries or affiliates from taking, any actions that could prevent the Merger from qualifying, as tax free under the provisions of Section 351 of the Code or Section 368(a) of the Code.

SECTION 6.08.     Tax Matters.

(a) FOKI shall prepare and file on a timely basis all Tax Returns which are due to be filed with respect to FOKI (giving effect to any extension of time) on or prior to the Closing Date. SNRV shall be responsible for the preparation and filing of all Tax Returns which are due to be filed (giving effect to any extension of time) after the Closing Date, but FOKI shall use its best efforts to conduct its affairs such that any Tax Returns due after the Closing Date can be filed on a timely basis.

(b) From the date hereof until the Effective Time or the earlier termination of this Agreement, without the prior written consent of the other party or if required in the opinion of counsel, neither SNRV nor FOKI shall make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to it, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to it, or take any other action relating to the filing of any Tax Return or the payment of any Tax.

SECTION 6.09.     Supplements to Schedules.

         Prior to the Closing, FOKI will supplement or amend its disclosure schedule with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such disclosure schedule. No supplement to or amendment of the disclosure schedule made pursuant to this Section 6.09 shall be deemed to cure any breach of any representation or warranty made in this Agreement unless the other parties hereto specifically agree thereto in writing. Prior to the Closing, SNRV may supplement or amend its disclosure schedule with respect to any matter which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such disclosure schedule. No supplement to or amendment of the disclosure schedule made pursuant to this
Section 6.09 shall be deemed to cure any breach of any representation or warranty made in this Agreement unless the other parties hereto specifically agree thereto in writing.

SECTION  6.10     Conditional Warrant.

         SNRV shall issue a conditional warrant to FOKI shareholders providing that in the event that the SNRV stock is not trading on the first anniversary date of the closing hereunder at an average market price per share (based on the prior 30 day average) equal to the closing price per share on the date of closing hereunder, then such warrant shall be exercisable for 90 days thereafter by the assignees (former FOKI shareholders) at a price equal to 50% of the market closing price on the anniversary date of the closing (on a cashless basis) for an amount of shares equal to 50% of the SNRV shares distributed in the merger to former FOKI shareholders. As long as at least 95% of the working interests are included, the cash payments of $1,000,000 and $250,000 expenses shall not be adjusted.

SECTION 6.11      Adjustment for working interest holdouts.

         In the event that any working interest holder on the FOKI leases in Oklahoma (Rogers County) refuses or fails to participate in this Agreement through assignment to FOKI, then all other conditions being met, the merger shall be consummated so long as FOKI holds at least 80% of the working interest in the Rogers County, Oklahoma leases and the number of shares issuable in the merger and the cash dividend to FOKI shareholders shall be reduced prorata by the % amount of working interest not owned by FOKI at closing.


ARTICLE VII
                            CONDITIONS OF THE MERGER

SECTION 7.01.     Conditions to Each Party's Obligation to Effect the Merger.

         The respective obligations of each party to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part to the extent permitted by applicable law:

(a) Stockholder Approval. This Agreement shall have been duly adopted by the holders of (i) a majority of the outstanding shares of FOKI Common Stock; and
(ii) a majority of the outstanding shares of capital stock of Merger Sub.

(b) No Injunctions or Restraints. No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, execution order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Merger or any transaction contemplated by this Agreement; provided, however, that the parties shall use their reasonable commercial efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

SECTION 7.02.     Additional Conditions of Obligations of SNRV.

         The obligations of SNRV and Merger Sub to effect the Merger and the other transactions contemplated by this Agreement are also subject to the satisfaction at or prior to the Closing Date of the following additional conditions unless waived by SNRV:

(a) Representations and Warranties. The representations and warranties of FOKI set forth in this Agreement shall be true and correct in all material respects (except for those representations and warranties qualified by materiality, which shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

(b) Performance of Obligations of FOKI. FOKI shall have performed in all material respects all conditions, covenants, agreements and obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c) No Material Adverse Change to FOKI. From the date hereof through and including the Effective Time, no event shall have occurred which would have a FOKI Material Adverse Effect.

(d) Third Party Consents. FOKI shall have obtained all consents and approvals, required to be obtained prior to or at the Closing Date, from third parties or governmental and regulatory authorities in connection with the execution, delivery and performance by FOKI of this Agreement and the consummation of the transactions contemplated hereby.

(e) No Governmental Order or Other Proceeding or Litigation. No order of any Governmental Entity shall be in effect that restrains or prohibits the transactions contemplated hereby and by the other Transaction Documents, and no suit, action or other proceeding by any Governmental Entity shall have been instituted or threatened which seeks to restrain or prohibit the transactions contemplated hereby or thereby.

(f) Dissenters' Rights. Holders of not more than 10% of the aggregate number of shares of FOKI Common Stock shall have elected to exercise any appraisal rights or similar rights within the law of the State of Oklahoma, which demand was not withdrawn or terminated as of the Closing Date.

(g) Due Diligence. SNRV shall have conducted a due diligence investigation and shall have received a new reserve report within ten days after date hereof sufficient to satisfy SNRV as to any and all issues. Unless written notice to the contrary is given by SNRV to FOKI on or before the 10th day hereafter, SNRV shall be deemed to have accepted its due diligence as satisfactory.

(h)      Deliveries.

         At the Closing, FOKI shall have delivered to SNRV:

         a certificate, dated the Closing Date, signed on behalf of FOKI by the Chief Executive Officer of FOKI, certifying as to the fulfillment of the conditions specified in subsections (a), (b) and (c) of this Section 7.02;

(i)      the consents set forth in Section 4.04 of the FOKI Disclosure Schedule;

(ii) true, correct and complete copies of (1) the certificate of incorporation or other charter document, as amended to date, of FOKI, certified as of a recent date by the Secretary of State or other appropriate official of the state or other jurisdiction of incorporation of FOKI, (2) the by-laws or other similar organizational document of FOKI, and (3) resolutions duly and validly adopted by the Board of Directors and the stockholders of FOKI evidencing the authorization of the execution and delivery of this Agreement, the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, in each case, accompanied by a certificate of the Secretary or Assistant Secretary of FOKI, dated as of the Closing Date, stating that no amendments have been made thereto from the date thereof through the Closing Date; and

(iii) good standing certificates for FOKI from the Secretary of State or other appropriate official of their respective states or other jurisdiction of incorporation and from the Secretary of State or other appropriate official of each other jurisdiction in which the operation of the business in such jurisdiction requires FOKI to qualify to do business as a foreign corporation, in each case dated as of a recent date prior to the Closing Date;

(iv)  Financial   Statements.   audited  financial   statements  of  FOKI  dated
immediately after the completion of FOKI's capitalization and contribution of assets.

SECTION 7.03.     Additional Conditions of Obligations of FOKI.

         The obligation of FOKI to effect the Merger and the other transactions contemplated by this Agreement is also subject to the satisfaction at or prior to the Closing Date of the following additional conditions unless waived by
FOKI:

(a) Representations and Warranties. The representations and warranties of SNRV and Merger Sub set forth in this Agreement shall be true and correct in all material respects (except for those representations and warranties qualified by materiality) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

(b) Performance of Obligations of SNRV and Merger Sub. SNRV and Merger Sub shall have performed in all material respects all conditions, covenants, agreements and obligations required to be performed by them under this Agreement at or prior to the Closing Date.

(c) No Material Adverse Change to SNRV or Merger Sub. From the date hereof through and including the Effective Time, no event shall have occurred which would have a SNRV Material Adverse Effect.

(d) Third Party Consents. SNRV shall have obtained all consents and approvals required to be obtained prior to or at the Closing Date from third parties or governmental and regulatory authorities in connection with the execution, delivery and performance by SNRV of this Agreement and the consummation of the transactions contemplated hereby.

(e) No Governmental Order or Other Proceeding or Litigation. No order of any Governmental Entity shall be in effect that restrains or prohibits the transactions contemplated hereby and by the other Transaction Documents, and no suit, action or other proceeding by any Governmental Entity shall have been instituted or threatened which seeks to restrain or prohibit the transactions contemplated hereby or thereby.

(f) Closing of Financing. SNRV shall have consummated a financing in form and amount satisfactory to SNRV, to fund the cash necessary to fulfill the terms of this agreement at closing.

(g)      Deliveries.

         At the Closing, SNRV shall have delivered to FOKI:

(i) certificates, dated the Closing Date, signed on behalf of each of SNRV and Merger Sub by the President of each of SNRV and Merger, certifying as to the fulfillment of the conditions specified in subsections (a), (b) and (c) of this
Section 7.03;

(ii)     the consents set forth in Section 3.04 of the SNRV Disclosure Schedule;

(iii) true, correct and complete copies of (1) the certificate of incorporation or other charter document, as amended to date, of each of SNRV and Merger Sub, certified as of a recent date by the Secretary of State or other appropriate official of the state or other jurisdiction of incorporation of such company,
(2) the by-laws or other similar organizational document of each of SNRV and Merger Sub, and (3) resolutions duly and validly adopted by the Board of Directors of each of SNRV and Merger Sub evidencing the authorization of the execution and delivery of this Agreement, the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, in each case, accompanied by a certificate of the Secretary of each of SNRV and Merger Sub, dated as of the Closing Date, stating that no amendments have been made thereto from the date thereof through the Closing Date; and

(iv) good standing certificates for SNRV and Merger Sub from the Secretary of State or other appropriate official of their respective states or other jurisdiction of incorporation and from the Secretary of State or other appropriate official of each other jurisdiction in which the operation of the business in such jurisdiction requires SNRV to qualify to do business as a foreign corporation, in each case dated as of a recent date prior to the Closing Date.

(v) Cashiers funds in the amount of $1,000,000 to be distributed prorata as a dividend to the holders of FOKI common stock immediately prior to closing through an Escrow Agent designated by FOKI.

(vi) Cashiers funds in the amount of $250,000 to pay the costs and fees related to the transaction, including consulting fees, legal and accounting, to be paid in accordance with Schedule 7.03(g) to be appended hereafter.

ARTICLE VIII
                                   TERMINATION

SECTION 8.01.     Termination.

         This Agreement may be terminated at any time prior to the Effective Time by SNRV or FOKI as set forth below:

(a)      by mutual consent of the boards of directors of SNRV and FOKI; or

(b) by SNRV upon written notice to FOKI, if: (A) any condition to the obligation of SNRV to close contained in Article VII hereof has not been satisfied by closing date (unless such failure is the result of SNRV's breach of any of its representations, warranties, covenants or agreements contained herein) or (B) the SNRV stockholders do not approve the Merger; or

(c) by FOKI upon written notice to SNRV, if: (A) any condition to the obligation of FOKI to close contained in Article VII hereof has not been satisfied by the Closing Date (unless such failure is the result of FOKI's breach of any of its representations, warranties, covenants or agreements contained herein); or (B) the FOKI stockholders do not approve the Merger; or

(d) by SNRV if the board of directors or special committee of SNRV determines in good faith, based upon the written opinion of its outside legal counsel, that the failure to terminate this Agreement would constitute a breach of the fiduciary duties of the SNRV board of directors or special committee to the SNRV stockholders under applicable law; or

(e) by FOKI if the board of directors or special committee of BBIs determines in good faith, based upon the written opinion of its outside legal counsel, that the failure to terminate this Agreement would constitute a breach of the fiduciary duties of the FOKI board of directors or special committee to the FOKI stockholders under applicable law.

SECTION 8.02.     Fees and Expenses.

(a) Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, and, in connection therewith, each of SNRV and FOKI shall pay, with its own funds and not with funds provided by the other party, any and all property or transfer taxes imposed on such party. In the event the merger is completed, from the $250,000 allocated to pay FOKI consulting, accounting and legal, SNRV legal fees shall be paid in an amount of $50,000.

(b) SNRV shall pay a finder's fee in restricted stock, in the event the merger is consummated in the amount of 5% of total shares issued to FOKI shareholders to Square Ten, LLC.

ARTICLE IX
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

   None of the representations and warranties of the parties set forth in this Agreement shall survive the Closing. Following the Closing Date with respect to any particular representation or warranty, no party hereto shall have any further liability with respect to such representation and warranty. None of the covenants, agreements and obligations of the parties hereto shall survive the Closing.

ARTICLE X
                                  MISCELLANEOUS

SECTION 10.01.    Notices.

         All notices, requests and other communications to any party hereunder shall be in writing (including telecopy, telex or similar writing) and shall be deemed given or made as of the date delivered, if delivered personally or by telecopy (provided that delivery by telecopy shall be followed by delivery of an additional copy personally, by mail or overnight courier), one day after being delivered by overnight courier or three days after being mailed by registered or certified mail (postage prepaid, return receipt requested), to the parties at the following addresses:

         if to SNRV or Merger Sub, to:

                           Sun River Energy, Inc.
                           10200 W. 44th Ave., 210-E
                           Wheat Ridge, CO 80033
                           Attention:  Wesley F. Whiting, President
                           Fax: (303) 940-2089


                           with a copy to (which shall not constitute notice):
                           Michael Littman, Esq.
                           7609 Ralston Road
                           Arvada, CO  80002
                           Fax:  (303) 431-1567

                           if to FOKI, to:


                           with a copy to (which shall not constitute notice):

or such other address or telex or telecopy number as such party may hereafter specify for the purpose by notice to the other party hereto.

SECTION 10.02.    Amendment; Waiver.

         This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by or on behalf of the parties hereto.

SECTION 10.03.    Successors and Assigns.

         The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party shall assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other party hereto.

SECTION 10.04.    Governing Law.

         This Agreement shall be construed in accordance with and governed by the law of the State of Delaware without regard to principles of conflict of laws.

SECTION 10.05.    Waiver of Jury Trial.

         Each party hereto hereby irrevocably and unconditionally waives any rights to a trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

SECTION 10.06.    Consent to Jurisdiction.

         Each of the Parties hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the State of Colorado or any federal court sitting in Colorado for purposes of any suit, action or other proceeding arising out of this Agreement and the Transaction Documents (and agrees not to commence any action, suit or proceedings relating hereto or thereto except in such courts). Each of the Parties agrees that service of any process, summons, notice or document pursuant to the laws of the State of Colorado and on the individuals designated in Section 10.01 shall be effective service of process for any action, suit or proceeding brought against it in any such court.

SECTION 10.07.    Counterparts; Effectiveness.

         Facsimile transmissions of any executed original document and/or retransmission of any executed facsimile transmission shall be deemed to be the same as the delivery of an executed original. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 10.08. Entire Agreement; No Third Party Beneficiaries; Rights of Ownership.

         Except as expressly provided herein, this Agreement (including the documents and the instruments referred to herein) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Except as expressly provided herein, this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. The parties hereby acknowledge that no person shall have the right to acquire or shall be deemed to have acquired shares of common stock of the other party pursuant to the Merger until consummation thereof.

SECTION 10.09.    Headings.

         The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

SECTION 10.10.    No Strict Construction.

         The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises under any provision of this

Agreement, this Agreement shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

SECTION 10.11.    Severability.

         If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a manner that is materially adverse to any party.

ARTICLE XI
                                   DEFINITIONS

         "Affiliate" shall mean (a) with respect to an individual, any member of such individual's family including lineal ancestors and descendents; (b) with respect to an entity, any officer, director, stockholder, partner, manager, investor or holder of an ownership interest of or in such entity or of or in any Affiliate of such entity; and (c) with respect to a Person, any Person which directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person or entity.

         "Agreement" shall have the meaning set forth in the preamble to this Agreement.

         "FOKI" shall have the meaning set forth in the preamble to this Agreement.

         "FOKI Capital Stock" shall have the meaning set forth in Section 4.02 of this Agreement.

         "FOKI Common Stock" shall have the meaning set forth in the recitals to this Agreement.

         "FOKI Material Adverse Effect" shall mean an event or change, individually or in the aggregate with other events or changes, that could reasonably be expected to have a material adverse effect on (a) the business, properties, prospects, condition (financial or otherwise) or results of operations of FOKI taken as a whole (other than those events, changes or effects resulting from general economic conditions or the industry in which FOKI is engaged generally) or (b) the ability of FOKI to consummate the transactions contemplated hereby.

         "FOKI Stockholders" means the holders of common stock in FOKI.

          "Certificate  of Merger"  shall have the  meaning set forth in Section
1.01 of this Agreement.

         "Certificates" shall have the meaning set forth in Section 1.05(a) of this Agreement.

         "SNRV" shall have the meaning set forth in the preamble to this Agreement.

         "SNRV Common Stock" shall have the meaning set forth in the recitals to this agreement.

         "SNRV  Common  Stock  Equivalents"  shall have the meaning set forth in
Section 3.02 of this Agreement.

         "SNRV Material Adverse Effect" shall mean an event or change, individually, or in the aggregate with other events or changes, that could reasonably be expected to have a material adverse effect on (a) the business, properties, prospects, condition (financial or otherwise) or results of operations of SNRV and the SNRV Subsidiaries taken as a whole (other than those events, changes or effects resulting from general economic conditions or the industry in which SNRV is engaged generally) or (b) the ability of SNRV to consummate the transactions contemplated hereby.

         "Closing" shall have the meaning set forth in Section 2.01 of this Agreement.

         "Closing Date" shall have the meaning set forth in Section 2.01 of this Agreement.

         "Code" shall have the meaning set forth in the recitals of this Agreement.

         "Contingent Obligation" as to any Person shall mean the undrawn face amount of any letters of credit issued for the account of such Person and shall also mean any obligation of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness, leases, dividends, letters of credit or other obligations ("Primary Obligations") of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such Primary Obligation or any property constituting direct or indirect security therefore, (b) to advance or supply funds (i) for the purchase or payment of any such Primary Obligation or (ii) to maintain working capital or equity capital of the Primary Obligor or otherwise to maintain the financial condition or solvency of the Primary Obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the obligee under any such Primary Obligation of the ability of the Primary Obligor to make payment of such Primary Obligation, or (d) otherwise to assure or hold harmless the obligee under such Primary Obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

         "Contracts" shall mean all contracts, leases, subleases, notes, bonds, mortgages, indentures, Permits and Licenses, non-competition agreements, joint venture or partnership agreements, powers of attorney, purchase orders, and all other agreements, arrangements and other instruments, in each case whether written or oral, to which such Person is a party or by which any of them or any of its assets are bound.

         "Conversion Amount" shall mean an amount in shares of Sun River Energy, Inc. Common Stock computed as follows:

$8,750,000 / (50% of the closing price of SNRV on the date of Agreement and Plan) = a / 100% = b (number of shares of SNRV allocable per 1% ownership of
FOKI) each Shareholder of FOKI shall receive SNRV shares equal to b x % of FOKI ownership (immediately pre-closing)

         "CBCA" shall have the meaning set forth in the recitals of this Agreement.

         "Effective Time" shall have the meaning set forth in Section 1.01 of this Agreement.

         "Governmental Approval" shall mean the consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other Governmental Entity, authority or instrumentality, domestic or foreign.

         "Governmental Entity" means the government of the United States of America, any other nation or any political subdivision thereof, whether foreign, state or local, and any agency, authority, instrumentality, regulatory body, court, tribunal, arbitrator, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Indebtedness" shall mean as to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication: (a) every obligation of such Person for money borrowed; (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not more than 120 days overdue or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP); (e) every Capital Lease Obligation of such Person; (f) any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection with any sales by such Person unless such sales are on a non-recourse basis (as to collectibility) of (i) accounts or general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money or (iii) other receivables, whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement; (g) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (a "derivative contract"); (h) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefore as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefore and such terms are enforceable under applicable law; and (i) every Contingent Obligation of such Person with respect to Indebtedness of another Person.

         "Laws" shall mean all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, writs, injunctions, judgments and decrees applicable to the specified Person and to the businesses and assets thereof.

         "License" shall mean any franchise, authorization, license, permit, certificate of occupancy, easement, variance, exemption, certificate, consent or approval of any Governmental Entity or other Person.

         "Lien" shall mean any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind.

         "Merger" shall have the meaning set forth in the recitals of this Agreement.

         "Merger Sub" shall have the meaning set forth in the preamble to this Agreement.

         "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, limited liability company, association, corporation, institution, entity, party, Governmental Entity or any other juridical entity of any kind or nature whatsoever.

         "Post-Closing Tax Period" means a taxable period (or portion thereof) that begins after the Closing Date.

         "SEC" shall have the meaning set forth in Section 3.05 of this Agreement.

         "Surviving Corporation" shall have the meaning set forth in Section 1.02(a) of this Agreement.

         "Subsidiary" shall mean any Person in which another Person, directly or indirectly, owns 50% of either the equity interests in or voting control of, such Person.

         "Takeover Proposal" shall mean any proposal for a tender or exchange offer, merger, consolidation, sale of all or substantially all of such party's assets, sale of in excess of fifteen percent of the shares of capital stock or other business combination involving such party or any proposal or offer to acquire in any manner a substantial equity interest (including any interest exceeding fifteen percent of the equity outstanding) in, or all or substantially all of the assets of, such party other than the transactions contemplated by this Agreement.

         "Taxes" means all federal, state, county, local, municipal, foreign and other taxes, assessments, duties or similar charges of any kind whatsoever, including all corporate franchise, income, gross receipts, occupation, windfall profits, sales, use, ad valorem, value-added, profits, license, withholding, payroll, employment, excise, premium, real property, personal property, customs, net worth, capital gains, transfer, stamp, documentary, social security, disability, environmental, alternative minimum, recapture and other taxes, and including all interest, penalties and additions imposed with respect thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any Person, and any liability in respect of any Tax as a result of being a member of any affiliated, combined, consolidated, unitary or similar group.

         "Tax   Return"   means  any  report,   return,   statement,   estimate,
informational return, declaration or other written information required to be supplied to a taxing authority in connection with Taxes.

         "Taxing Authority" means any domestic, foreign, federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising tax regulatory authority.

         "OKBC" shall have the meaning set forth in the recitals of this Agreement.

         "Transaction Documents" shall mean this Agreement.



IN WITNESS WHEREOF, the parties hereto have caused this Merger Agreement to be duly executed as of the day and year first above written.

                                                     SUN RIVER ENERGY, INC.


                                                     By:
                                                          Name:
                                                          Title:


                                                     SRE ACQUISITION CORP.


                                                     By:
                                                          Name:
                                                          Title:


                                                    FEDERATED OK INVESTORS, INC.


                                                     By:
                                                          Name:
                                                          Title: